EXHIBIT 10.16

                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES
                ------------------------------------------------


     This Settlement Agreement and Mutual General Releases (the "Agreement") is made as of August 15, 2007 by and between: (a) Gold Leaf Homes, Inc. a Texas corporation, ("Gold Leaf"), (b) BlueStar Health, Inc. a Colorado corporation ("BlueStar"), (c) Alfred L. Oglesby ("Oglesby"), (d) Bluestar Acquisition, Inc. a Texas corporation, ("Bluestar Acq."), and (e) Thomas Redmon ("Redmon"). Each of the foregoing persons and entities is hereinafter referred to as a "Party" and all of them collectively as the "Parties."

                                    RECITALS
                                    --------

     This Agreement is made with reference to the following facts and circumstances:

     A. On October 17, 2005, BlueStar, Oglesby, Gold Leaf and Redmon entered into a Reorganization and Purchase Agreement ("Reorganization Agreement") which provided for BlueStar's purchase of all of the issued and outstanding capital stock of Gold Leaf and certain related transactions between various of the Parties;

     B. On February 13, 2006, BlueStar, Bluestar Acquisition, Inc., a wholly owned subsidiary of BlueStar, Gold Leaf, and Redmon entered into an Asset Purchase Agreement ("Asset Agreement") and certain related agreements between and among various of the Parties, which replaced the Reorganization Agreement of October 15, 2005 and substituted a purchase of the home building assets of Gold Leaf for the purchase of the stock of Gold Leaf;

     C. Subsequent to the execution of the Asset Agreement the Parties recognized that the purchase of Gold Leaf's assets by BlueStar was impracticable due to the inability to obtain audited financial statements for Gold Leaf;

     D. No assets of Gold Leaf were actually transferred to BlueStar or Bluestar Acquisition, Inc. pursuant to the Reorganization Agreement or Asset Agreement and no shares of BlueStar common stock were issued to Gold Leaf or Redmon; and

     E. No operations of Gold Leaf were ever conducted under the name BlueStar or Bluestar Acquisition, Inc., and all Gold Leaf operations were conducted as they had been prior to execution of the Reorganization Agreement and Asset Agreement; and

     F. Disputes between the Parties related to misrepresentation, fraud and other claims have arisen related to the Reorganization Agreement, Asset Agreement, related transaction documents and the actions of the Parties (the "Transaction Claims"); and

     G. This Agreement is entered into solely for the purpose of settlement and compromise, and each Party hereto expressly acknowledges and agrees that the Parties hereto have not admitted, and by execution and performance of this Agreement, do not admit, and in fact expressly deny, any and all liability or obligation to the other Party, except for those rights and obligations specifically provided in this Agreement.

                               TERMS OF AGREEMENT
                               ------------------

     NOW, THEREFORE, for and in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Incorporation of Recitals. The Recitals set forth above are incorporated into and made part of this Agreement, by this reference.

     2. Effect and Effective Date of This Agreement. This Agreement shall become effective and all obligations and claims arising out of the Reorganization Agreement, Asset Agreement and related transaction agreements ("Transaction

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Documents"), except as otherwise specifically stated as remaining in full force and effect, and the Transaction Claims, shall be cancelled, rescinded and terminated upon completion of the following acts: (a) execution of this Agreement by all Parties hereto; (b) the execution and delivery of the general releases as provided in Sections 4 herein; (c) the delivery of the promissory note in the form attached hereto as Exhibits A by Gold Leaf in accordance with Sections 3 and 5 herein and payments of all amounts due thereunder; (d) the delivery of the escrow instructions by Redmon in accordance with Sections 3 and
5. The date on which the documents described in Section 3 have been fully executed and delivered to the other Parties counsel pursuant to Section 3 shall be referenced herein as the "Effective Date" of this Agreement. If the events specified in this Section 2 as necessary for this Agreement to become effective do not occur by August 20, 2007 (unless such date is extended one or more times by written agreement of all parties, or one or more of the necessary conditions for effectiveness waived, in writing (i) by Gold Leaf, or its counsel, for all acts under this Agreement to be performed or fulfilled by BlueStar or (ii) by BlueStar, or its counsel, for all acts under this Agreement to be performed or fulfilled by persons other than BlueStar, then (x) this Agreement shall be null and void ab initio and all Parties restored to their positions as they existed on the date first written above; (y) all documents and/or other things exchanged pursuant to this Agreement shall be returned to the respective Party that executed each; and (z) this Agreement shall not be cited or referred to for any purpose. If BlueStar or Gold Leaf, as the case may be, elects to waive a condition otherwise necessary for this Agreement to become effective, such waiver will only apply to such act being a condition precedent to the effectiveness of this Agreement and shall not relieve any Party of its contractual obligation under this Agreement actually to perform such act.

     3. Exchange of Settlement Documents. Executed copies of this Agreement, the releases by Gold Leaf and Redmon described in Section 2(b) and 4, and the Promissory Notes and Escrow Instructions described in Section 5 shall be delivered to counsel for BlueStar, and executed copies of this Agreement and the releases by BlueStar, Bluestar Acquisition, Inc., and Oglesby shall be delivered to counsel for Gold Leaf. All of the executed documents shall be held by counsel for the Parties in escrow, and not released to the Parties until counsel have confirmed that all required documents have been executed and delivered to the other Parties counsel.

     4. Mutual and General Releases. Except for their respective rights to enforce the obligations and other terms of this Agreement, and/or to a seek judicial interpretation of this Agreement:

        (a) Simultaneously upon executing this Agreement, BlueStar, Bluestar Acquisition, Inc., and Oglesby shall separately execute and deliver to counsel for Gold Leaf and Redmon, as escrow agent, a general release in favor of Gold Leaf and Redmon and each of their respective Representatives (as defined below), in the form attached hereto as Exhibit C.

        (b) Simultaneously upon executing this Agreement, Gold Leaf and Redmon shall separately execute and deliver to counsel for BlueStar, Bluestar Acquisition, Inc. and Oglesby, as escrow agent, a general release in favor of BlueStar, Bluestar Acquisition, Inc. and Oglesby and their Representatives, in the form attached hereto as Exhibit D.

        (c) Simultaneously upon executing this Agreement, Gold Leaf shall separately execute and deliver to counsel to BlueStar, as escrow agent, promissory notes in the form attached hereto as Exhibits A and escrow instructions as described in Section 5.

        (d) The term "Representatives", as used in this Section 4, and elsewhere in this Agreement, refers to and means, as applicable, all agents, servants, officers, directors, shareholders, partners, members, employees, contractors, insurers, guarantors, sureties, affiliates, predecessors, successors, assigns,

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attorneys, accountants, spouse, children, heirs, representatives and all other persons and entities acting with authority of or otherwise on behalf of the particular Party.

     5. Promissory Notes and Escrow Instructions. Gold Leaf shall execute and deliver promissory notes in the form attached as Exhibits A in the amount of $100,000 payable to BlueStar. Gold Leaf and Redmon shall execute a letter of instruction to The Lebrecht Group, APLC, "Lebrecht" in the form attached as Exhibit E ("Escrow Instructions".

     6. Oglesby Payment/Credit. Oglesby shall make a payment towards or otherwise reduce the principle balance owed by $65,000 on the liability of Gold Leaf and Redmon under a promissory note issued by Gold Leaf to a creditor identified on the promissory note described in Exhibit F ("Obligation"). No payments shall be made directly to Gold Leaf or Redmon pursuant to this provision and the means of reducing the Obligation shall be within the reasonable discretion of Oglesby if acceptable to the creditor. To the extent Oglesby has not already taken action regarding the Obligation, he shall refrain from any action related to the Obligation until directed in writing by Gold Leaf to do so. Once directed by Gold Leaf, Oglesby shall within ten days make a payment or otherwise reduce the principle balance of the Obligation by $65,000.

     7. Indemnification. The representations, warranties and covenants set forth in this Agreement shall survive and continue after the Effective Date of this Agreement and the closing of any transaction contemplated herein. Each Party (the "Breaching Party") shall indemnify and hold harmless every other Party from any loss, liability, damages, claim and/or expenses (including reasonable attorney's fees incurred in connection therewith) arising from or relating to any breach by the Breaching Party of any of the representations, warranties or covenants made by the Breaching Party in this Agreement.

        (a) Gold Leaf and Mr. Redmon shall indemnify and hold BlueStar, Bluestar Acq. and Oglesby harmless from: a) any costs, debts, expenses or liabilities associated with the home building activities conducted by Gold Leaf Homes before Mr. Redmon's resignation as BlueStar's director and president; and b) any other liabilities incurred by Redmon on behalf of BlueStar during the period Redmon served as president which are not disclosed and accepted by BlueStar, and Bluestar Acq. prior to the date of settlement.

        (b) BlueStar and Bluestar Acq. shall indemnify and hold Gold Leaf and Redmon harmless from any expenses or liabilities of BlueStar or Bluestar Acq., incurred prior to Mr. Redmon's resignation except those described in Section 7.(b) above.

     8. Authority to Contract. Each Party hereby respectively represents and warrants to the others that such Party has the full power, capacity, and authority to enter into this Agreement; that such Party has not sold, assigned, or in any manner transferred or relinquished any claims that such Party ever had against the others to any third party; that this Agreement does not constitute or create a breach or default under any contract, order or other obligation by which such Party is bound; and that no other consents, approvals, releases or settlements are necessary from any other person or entity to make this Agreement effective, or to release and discharge the other Parties from any of the claims.

     9. Advice of Counsel. The Parties each declare and represent that, in executing this Agreement, each has received legal advice as to their respective legal rights and obligations, and each hereby certifies that its authorized Representative signing below has read this entire Agreement and fully understands all of the provisions that are set forth herein and their binding legal effect.

     10. Investigation. The Parties have each made such investigation of the facts pertaining to this settlement, this Agreement, and of all the matters pertaining thereto as they deem necessary.

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     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective Representatives, including assigns and successors.

     12. Integration. This document contains the entire agreement and understanding between the Parties hereto concerning the subject matter hereof and supersedes and replaces any prior negotiations, representations, covenants, warranties and agreements between the Parties hereto, whether written or oral, except as may otherwise be expressly provided herein. Each of the Parties acknowledges that no Party, or any other person, has made any promise, representation, or warranty, express or implied, not contained in this Agreement to induce any other Party to execute this Agreement.

     13. Governing Law and Venue. This Agreement shall be interpreted in accordance with and governed in all respects exclusively by the laws of the State of Texas, without regard to any conflict of law principles. Venue for any action or proceeding arising from or relating to this Agreement shall be exclusively in the Federal or State Courts located in Montgomery County, Texas, and all Parties hereby consent to the exclusive jurisdiction of and venue in such courts.

     14. Attorneys' Fees and Costs. Each Party agrees to bear his, her or its own respective costs, expenses, attorneys' fees and other disbursements arising out of and/or connected with the negotiation, drafting, and execution of this Agreement, with the exception that Bluestar shall pay $2,000 of the fees incurred by Gold Leaf to K. Gilbert, Esq. following the closing of this settlement.

     15. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Parties may require.

     16. Counterparts and Facsimiles. Four duplicate originals of this Agreement will be executed by the Parties so that Gold Leaf, Redmon, BlueStar and Oglesby will each receive a fully executed original. This Agreement may be executed in one or more duplicates or counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single instrument. A facsimile signature to this Agreement shall be considered for all purposes an original signature. The releases shall be original notarized signatures, two manually executed originals of each release shall be delivered to counsel for the other parties.

     17. Interpretation. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and any question of ambiguity or doubtful interpretation shall not be resolved against the Party who causes the ambiguity or the uncertainty to exist, or against the drafter of the Agreement. This Agreement shall be deemed to have been jointly drafted in its entirety by all Parties hereto.

     18. Titles and Captions. The Parties have inserted the underlined section titles in this Agreement only as a matter of convenience and for ease of reference. These section titles shall not be referred to in any interpretation of this Agreement, and they shall not define, limit, extend, or describe the scope of this Agreement, or the intent of the Parties.

     19. Time for Performance. Time is of the essence with respect to any act or performance hereunder.

     20. Escrow Provisions. The following terms and conditions apply wherever this Agreement refers to delivering or holding any document, money, or other thing in escrow.

         (a) All documents, money or other things delivered or placed into escrow shall be delivered to counsel for the Party as described below. For the purposes of notice, notices sent by facsimile shall be sent to the facsimile numbers below.

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         (b) Upon the Effective Date of this Agreement, Gilbert and Hannesson shall send written notice by fax to the other confirming that the Effective Date has occurred to:

             Keith T. Gilbert, Esq.
             Gilbert Group
             PO Box 1984
             Houston, TX 77251
             Fax: 713-444-1409

             John D. Hannesson, Esq.
             18661 Via Palatino
             Irvine, California 92603-3445
             Fax: 949-509-9867

         (c) Within one (1) business day after the Effective Date of this Agreement, Gilbert and Hannesson shall release from escrow and deliver executed copies to the Parties for which they are acting as escrow agents.

         (d) If the Effective Date of this Agreement does not occur by August 20, 2007 (or such later date as may be extended pursuant to Section 2(i) or 2(ii) herein), then Gilbert and Hannesson will promptly thereafter return to each respective Party any documents or other things deposited by such Party into escrow under this Agreement.

         (e) All notices permitted or required by this Agreement shall be sent either (i) by overnight delivery or (ii) by facsimile with a confirmation copy sent by certified mail, return receipt requested, to the addresses (and if by facsimile, to the fax numbers) specified in this Section 17. Any Party may change its address and/or fax number by serving a written notice to Seegel and the other Parties as provided in this Section 17. All notices sent pursuant to this Section 17 shall be deemed delivered on the date hand delivered or faxed.

         (f) All Parties acknowledge and agree that Gilbert has served, and may continue to serve, as attorney for Gold Leaf and Redmon (as well as persons or entities affiliated with or related to them) and Hannesson has served and may continue to serve as counsel to BlueStar and Bluestar Acquisition, Inc. Gilbert and Hannesson serving as escrow agents under this Agreement, and any and all acts or omissions taken by them as escrow agents, shall not provide any basis or grounds to disqualify Gilbert or Hannesson from serving as attorneys for their clients. No Party shall make any application to disqualify or limit Gilbert or Hannesson from acting as attorneys for their existing clients or any persons or entity affiliated with or related to such existing clients.

         (g) Gilbert and Hannesson shall be exculpated and relieved from any and all liability, and shall have no liability whatsoever, for any act or omission taken by them in good faith as escrow agents under this Agreement. Each of the Parties on their own behalf and on behalf of their Representatives releases and waives any claims they may have in the future against Gilbert or Hannesson for any loss, liability, damages, claims or expenses, including, without limitation, reasonable attorney's fees, arising from or relating to any act or omission taken by Gilbert or Hannesson in good faith as escrow agents under this Agreement, including, without limitation, relying on notices or instructions sent or apparently sent by any Party pursuant to this Agreement. In the event of any dispute between the Parties respecting any document or other thing in escrow, the Parties shall not join Gilbert or Hannesson as a party to any action or proceeding commenced by any of them (except for a claim against Gilbert or Hannesson that they acted or failed to act in bad faith), but shall instead merely provide Gilbert or Hannesson with notice of the pendency of such action or proceeding and copies of any orders, decrees or judgments entered in such

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action or proceeding. In consideration of Gilbert and Hannesson not being joined as a party to any such action or proceeding, Gilbert and Hannesson agree to abide by any orders, decrees or judgments rendered by any court of competent jurisdiction with respect to matters relating to any of the escrow provisions under this Agreement.

         (h) In the event of any dispute between the Parties concerning any money, document or other thing deposited into escrow under this Agreement, Gilbert and Hannesson shall have the right, in their sole discretion, but not the obligation, to retain custody over such document or other thing until they receive joint written instructions or an order, decree or judgment as provided in this Section 21 or, alternatively, (b) to deposit such money, document or other thing that is the subject of the dispute into the possession of a court of competent jurisdiction. If Gilbert or Hannesson elects to deposit any money, document or other thing that is the subject of a dispute into the possession of a court competent jurisdiction, then all obligations under this Agreement shall cease with respect to any document or other thing so deposited into the possession of a court of competent jurisdiction.

     21. Survival and Indemnity. The representations, warranties and covenants set forth in this Agreement shall survive and continue after the Effective Date of this Agreement and the closing of any transaction contemplated herein. Each Party (the "Breaching Party") shall indemnify and hold harmless every other Party from any loss, liability, damages, claim and/or expenses (including reasonable attorney's fees incurred in connection therewith) arising from or relating to any breach by the Breaching Party of any of the representations, warranties or covenants made by the Breaching Party in this Agreement.

     22. No Third-Party Beneficiaries. No person or entity that is not a signatory to this Agreement shall have any rights hereunder. There are no third-party beneficiaries of this Agreement, intended or otherwise, except to the extent that the general releases that will be exchanged pursuant to this Agreement will release the Representatives of each respective Party hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                THIS AGREEMENT CONTAINS RELEASES OF CLAIMS. READ
                ------------------------------------------------
                  THIS AGREEMENT CAREFULLY BEFORE SIGNING IT.
                  -------------------------------------------


GOLD LEAF HOMES, INC.                       BLUESTAR HEALTH, INC.

By:  /s/  Tom Redmon                        By:  /s/  Richard M. Greenwood
   -------------------------------             --------------------------------
          Tom Redmon, President                       Richard M. Greenwood,
                                                      President


TOM REDMON                                  ALFRED OGLESBY

By:  /s/  Tom Redmon                        By:  /s/  Alfred Oglesby
   -------------------------------             --------------------------------
          Tom Redmon                                  Alfred Oglesby


BLUESTAR ACQUISITION, INC.

By:  /s/  Alfred Oglesby
   -------------------------------
          Alfred Oglesby, President

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WITH RESPECT TO SECTION 21 ONLY
AND ONLY AS ESCROW AGENT:


GILBERT GROUP                               LAW OFFICE OF JOHN D. HANNESSON


By:  /s/                                    By:  /s/
   -------------------------------             --------------------------------
          Keith T. Gilbert                            John D. Hannesson

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